                             AMENDED AND RESTATED

                            MANAGEMENT OPTION PLAN

                        (Effective September __, 1996)

     1.  Purpose. This Amended and Restated Management Option Plan (the "Amended
         -------
and Restated Plan" or the "Plan") amends and restates the Management Option Plan of Muzak Limited Partnership (the "Partnership") effective August 31, 1992. The purpose of this Plan is to further the best interests of the Partnership by encouraging key employees of the Partnership to continue association with the Partnership and by providing additional incentive for unusual industry and efficiency through offering them an opportunity to acquire on reasonable terms a proprietary stake in the Partnership and its future growth. The Partnership believes that this goal best may be achieved by granting options (the "Options") to acquire units (the "Units") of limited partnership interest in the Partnership to employees of the Partnership (the "Optionees").

     The options to be granted pursuant to the Amended and Restated Plan shall not be Incentive Stock Options (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")).

     2.  Option Units. The Units which may be made subject to Options granted
         ------------
pursuant to the Plan shall be a total maximum of 1,840,000 units of the Class B limited partnership interest (the "Class B Interests"). If any Options expire or terminate for any reason without having been exercised in full, the unpurchased Units subject thereto shall again be available for the purposes of the Plan.

     3.  Effective Date of Plan. The Amended and Restated Plan shall take effect
         ----------------------
on September __, 1996.

     4.  Administration of the Plan. The Plan shall be administered by MLP
         --------------------------
Acquisition, L.P., the managing general partner of the Partnership (the "Managing General Partner"). The interpretation and construction by the Managing General Partner of any provisions of the Plan or of any Options granted hereunder shall be final, binding and conclusive. The Managing General Partner shall not be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder.

     5.  Eligibility. The persons eligible to participate in the Plan as
         -----------
recipients of Options shall include only the employees of the Partnership who hold executive or other responsible positions in the management of the affairs of the Partnership.

     6.  Grant of Options. Options heretofore granted to eligible persons
         ----------------
selected by the Managing General Partner, as indicated on Exhibit A hereto, shall continue to be outstanding under the Amended and Restated Plan, and shall be subject to all of the terms and conditions of the Amended and Restated Plan. In the event any Options shall expire or terminate prior to the termination of the Plan for any reason without having been exercised in full, the Managing General Partner may grant new Options with respect to the Units covered by such expired or terminated Options to such eligible persons as may be selected by the Managing General Partner and subject to the provisions of the Plan. Each grant of an option pursuant to the Plan shall be made in writing and upon such terms and conditions as may be determined by the Managing General Partner at the time of grant, subject to the provisions and limitations set forth in the Plan. The grant of such Option shall be evidenced by a written agreement or certificate executed by the Managing General Partner.

     7.  Option Price. The purchase price (the "Option Exercise Price") for each
         ------------
Unit placed under option pursuant to the Plan shall be (a) with respect to Options heretofore granted by the Managing General Partner, the Option Exercise Price specified on Exhibit A hereto, and (b) with respect to Options granted after the date hereof, "Fair Market Value" (as such term is defined in the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement")) on the date the Option is granted.

     8.  Duration of Options. (a) The period (the "Option Period") for which
         -------------------
each Option granted hereunder shall be effective shall commence upon the date of the grant of such Option and shall continue until such option shall be terminated according to its terms or as hereinafter provided, but in the absence of any terms to the contrary, all Options shall expire seven (7) years from the date hereof.

     (b) Upon any termination of employment of any Optionee with the Partnership, other than for "Cause" (as hereinafter defined), death or "Disability" (as hereinafter defined), (i) unvested Options owned by such Optionee shall immediately terminate and become null and void, and (ii) vested Options owned by such Optionee shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (A) the expiration of the Option Period, as determined in accordance with Section 8(a) above; or (B) the sixtieth day after the date on which such Option becomes exercisable.

     (c) Upon any termination of employment of any Optionee with the Partnership by reason of death or Disability, (i) unvested Options owned by such Optionee shall immediately terminate and become null and void, and (ii) vested Options owned by such Optionee shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (A) the expiration of the Option Period, as determined in accordance with Section 8(a) above; or (B) the later of (x) the sixtieth day after the date on which such Option became exercisable or (y) the expiration of one year from the date of death or termination of employment by reason of Disability. If an Optionee's employment is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such

Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death.

     (d) Upon any termination of employment of any Optionee with the Partnership for Cause, all Options owned by such Optionee shall immediately terminate and become null and void.

     (e) For the purposes of the Plan, the term "Cause" shall mean, except as otherwise provided in any employment agreement between the Optionee and the Partnership (in which case the term "Cause" as used herein with respect to such Optionee shall have the meaning ascribed to it therein), (i) the willful and continued failure by such Optionee to perform substantially his or her duties to the Partnership (other than any such failure arising from his or her Disability) within thirty days after a written demand for substantial performance is delivered to such Optionee by the Partnership, which demand specifically identifies the manner in which the Partnership believes that such Optionee has not substantially performed his or her duties, (ii) the conviction by a court of competent jurisdiction of such Optionee of any offense, regardless of classification, related to such Optionee's duties and responsibilities to the Partnership, (iii) the negligent performance by such Optionee of his or her duties to the Partnership if such negligent performance is reasonably determined by the Partnership to have had or be reasonably likely to have a material adverse affect on the business, assets, prospects or financial condition of the Partnership, or (iv) the conviction of such Optionee by a court of competent jurisdiction of a felony.

     (f) For purposes of this Plan, "Disability" shall mean, except as otherwise provided in any employment agreement between the Optionee and the Partnership (in which case the term "Disability" as used herein with respect to such Optionee shall have the meaning ascribed to it therein) the inability of such Optionee to perform substantially his or her duties or responsibilities to the Partnership by reason of a physical or mental disability or infirmity (i) for a continuous period of four months or longer or (ii) at such earlier time as such Optionee submits satisfactory medical evidence that such Optionee has a physical or mental disability or infirmity that will likely prevent such Optionee from substantially performing his duties and responsibilities for four months or longer.

     (g) Neither the existence of the Plan nor the grant of any Option shall limit whatever right the Partnership might otherwise have to terminate the employment of any Optionee.

     9.  Vesting.  Each Option granted under the Plan shall vest according to
         -------
the following schedule:

         (a) Ten percent (10%) of each Option shall vest as follows, and shall be referred to herein as the "First Tranche":

               (i) One-half of the First Tranche shall vest on the first anniversary of the effectiveness of a registered debt offering of the Partnership (a "Debt Offering").

               (ii) One-half of the First Tranche shall vest on the second anniversary of a Debt Offering.

          (b) Forty-five percent (45%) of each Option shall vest as follows, and shall be referred to herein as "Second Tranche":


               Calendar Year End               Percentage Vested
               -----------------               -----------------
                   12/31/97                           20%
                   12/31/98                           40%
                   12/31/99                           60%
                   12/31/00                           80%
                   12/31/01                          100%

          (c) Forty-five percent (45%) of each Option shall vest as follows, and shall be referred to herein as the "Third Tranche":


               Calendar Year End               Percentage Vested
               -----------------               -----------------
                   12/31/97                           20%
                   12/31/98                           40%
                   12/31/99                           60%
                   12/31/00                           80%
                   12/31/01                          100%

     10.  Non-Transferability.  Options granted pursuant to the Plan shall not
          -------------------
be transferred by the Optionee except to a deceased Optionee's executors, legal heirs, administrators or testamentary trustees and beneficiaries. During the lifetime of the Optionee, the Options may be exercised only by him or her.

     11.  Termination of the Plan.  The Plan shall terminate upon the close of
          -----------------------
business on the seventh anniversary of the date hereof unless it shall have sooner terminated by there having been granted and fully exercised Options covering all of the Units subject to the Plan. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

     12.  Termination of Employment.  The employment of an Optionee shall not
          --------------------------
be deemed to have terminated if the Optionee is absent upon a bona fide leave of absence.

     13.  Exercisability of Options.  (a) The First Tranche of each Option
          -------------------------
granted under the Plan shall become exercisable with respect to the vested percentage of the Units covered thereby upon a Debt Offering.

         (b) The Second Tranche of each Option granted under the Plan shall become exercisable with respect to the vested percentage of the Units covered thereby if the Partnership's cumulative "EBITDA" (as hereinafter defined) equals or exceeds $56.1 million (as such amount may be adjusted as provided in Section 17(b) for the period from October 1, 1996 to December 31, 1998 (the "Second Tranche EBITDA Target"). "EBITDA" shall mean, with respect to any period, "Consolidated Cash Flow" as defined in that certain Indenture dated ______, 1996 among the Partnership, Muzak Capital Corporation and First Trust National Association, as trustee.

         (c) The Third Tranche of each Option granted under the Plan, and, if the Second Tranche EBITDA Target is not achieved, the Second Tranche of each Option granted under the Plan, shall become exercisable with respect to the vested percentage of the Units covered thereby if the Partnership's cumulative EBITDA equals or exceeds $167.5 million (as such amount may be adjusted as provided in Section 17(b)) for the period from October 1, 1996 to December 31, 2001 (the "Third Tranche EBITDA Target").

     14. Change In Control.  (a) In the event of a "Change of Control" (as
         -----------------
defined below) at any time prior to the expiration of an Option hereunder, the Second Tranche of each Option shall become immediately vested and exercisable if, as of the last day of the calendar quarter immediately preceding such Change of Control, the Partnership's cumulative EBITDA is consistent with that necessary to achieve the Second Tranche EBITDA Target, as determined by the board of directors of the general partner of the Managing General Partner in its reasonable discretion, based on the five-year plan attached hereto as Exhibit B. In addition, in the event of a Change of Control after December 31, 1998, the Third Tranche of each Option shall become immediately vested and exercisable if, as of the last day of the calender quarter immediately preceding such Change of Control, the Partnership's cumulative EBITDA is consistent with that necessary to achieve the Third Tranche EBITDA Target, as determined by the board of directors of the general partner of the Managing General Partner in its reasonable discretion, based on the five-year plan attached hereto as Exhibit B.

         (b) A "Change of Control" shall mean (i) a Transfer (as such term is defined in the Partnership Agreement) of substantially all of the assets of the Partnership, (ii) a change in control of the board of directors of the general partner of the Managing General Partner (or, if the Partnership is incorporated, of the board of directors of the successor corporation) pursuant to which any single Person or group of Persons acting in concert other than an Affiliate or Affiliates (as such terms are defined in the Partnership
Agreement) of the Partnership acquires control of such board of directors or
(iii) the Transfer of at least 51% or more of the voting equity interests in the Partnership (or any parent entity of the Partnership), whether by sale, merger or consolidation to any single Person or Group of Persons acting in concert other than an Affiliate or Affiliates; provided, however, that a "Change of Control" shall not include (a) a change of control of Centre Capital Investors L.P. ("CCI") or Centre Partners L.P. ("Centre Partners") or their successors (unless at the time of such change of control, substantially all the operating assets of

CCI or Centre Partners directly or indirectly, consist of assets of the Partnership), (b) any Transfer of the voting equity interests in the Partnership or CCI or the Managing General Partner to each other and/or to an Affiliate or one or more partners of CCI, the Managing General Partner or Centre Partners, or
(c) a Transfer of substantially all of the assets of the Partnership in connection with an incorporation of the Partnership and its business and assets in accordance with the provisions of the Partnership Agreement.

     15.  Procedure for Exercise and Payment for Units.  (a) Exercise of an
          --------------------------------------------
Option shall be made by the giving of written notice to the Partnership by the Optionee. Such written notice shall be deemed sufficient for this purpose only if delivered to the Partnership at its principal offices and only if such written notice states the number of Units with respect to which the Option is being exercised and, further states the date, not more than ninety (90) days after the date of such notice, upon which the Units shall be purchased and payment therefor shall be made. The payments for Units purchased pursuant to exercise of an Option shall be made at the principal offices of the Partnership. Upon the exercise of any Option, in compliance with the provisions of this paragraph and upon receipt by the Partnership of the payment for the Units so purchased together with the payment of the amount of any taxes (the "Withholding Taxes") required to be collected or withheld as a result of the exercise of such Option together with an executed copy of the Partnership Agreement, unless such Optionee is already a party thereto, the Partnership shall deliver or cause to be delivered to the Optionee so exercising an Option a certificate or certificates for the number of Units with respect to which the Option is so exercised and payment is so made. The Units shall be registered in the name of the exercising Optionee, provided that, in no event shall any Units be issued pursuant to exercise of an Option until full payment therefor shall have been made by cash or certified or bank cashier's check and not until the Units have been issued shall the exercising Optionee have any of the rights of a limited partner of the Partnership (other than the rights that such Optionee has by virtue of his already being a limited partner). For purposes of this paragraph, the date of issuance shall be the date upon which payment in full has been received by the Partnership as provided herein. In the event of the death of an Optionee, a condition of exercising any Option shall be the delivery to the Partnership of such tax waivers and other documents as the Managing General Partner shall reasonably determine.

          (b) Notwithstanding any other provision of the Plan, if an Optionee determines to exercise an Option, the Partnership may notify an Optionee, after the Partnership's receipt of the notice by the Optionee pursuant to Section 15(a), that the Partnership will settle such Option in cash, or a "Permitted Security" (as defined in the Partnership Agreement) if the Partnership is then prohibited from making payment in cash, by paying the Optionee on a date (the "Settlement Date") to occur as soon as practicable after such notification, and in all events within ninety (90) days after the date of such notice, an amount equal to (A) the difference between (i) the aggregate Fair Market Value on the Settlement Date of the Units with respect to which the Optionee requested the exercise of the Option and (ii) the aggregate Option Exercise Price for such Units, less (B) any Withholding Taxes with respect to such payment less (C) an amount (the "Promissory Note Amount") equal to (i) the then outstanding principal amount of the Optionee's Promissory Note, together with accrued interest thereon, if any, minus (ii) an amount equal to the price to be paid by such Optionee for Units pursuant to the last sentence of this Section 15, provided, that if the Partnership is to pay for such settled Option with a
    --------
Permitted Security, the Partnership may only elect to do so with the consent of the Optionee (and if the Optionee does not so consent, the Option shall be settled with Units in accordance with the provisions of Section 15(a)). The Partnership shall apply the Promissory Note Amount to the repayment of the Optionee's Promissory Note. In the event that the Partnership determines (subject to the limitation imposed in the proviso to the previous sentence) to settle an Option in cash or a Permitted Security, the Optionee shall thereafter have the right to purchase such Units from the Partnership at a price equal to the Fair Market Value on the Settlement Date, in accordance with the provisions of Section 11.12 of the Partnership Agreement.

     16.  Requirements of Law and of Certain Agreements.  If any law or any
          ---------------------------------------------
regulation of any commission or agency of competent jurisdiction shall require the Partnership or the exercising Optionee to take any action with respect to the Units acquired by the exercise of an Option, then the date upon which the Partnership shall issue the Units shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the
                                                           --------
Partnership shall use its best efforts to promptly take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Partnership, at or before the time of the issuance of the Units with respect to which exercise of an Option has been made, the exercising Optionee shall deliver to the Partnership his written statements satisfactory in form and content to the Partnership, that he intends to hold the Units so acquired by him on exercise of his Option for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933. Moreover, in the event that the Partnership shall determine that, in compliance with the Securities Act of 1933 or other applicable statutes or regulations, it is necessary to register any of the Units with respect to which an exercise of an Option has been made, or to qualify any such Units for exemption from any of the requirements of the Securities Act of 1933 or any other applicable statute or regulation, no Options may be exercised (and any resulting delay will not otherwise derogate from the rights of the Optionee to exercise the Option thereafter) and no Units shall be issued to the exercising Optionee until the required action has been completed; provided, that the Partnership shall use its
                                    --------
best efforts promptly to take all necessary action to comply with such requirements of law or regulation.

     17.  Adjustments.  (a) In the event that a distribution shall be declared
          -----------
on the Class B Interest payable in units of the Class B Interest, the number of Units then subject to any Option shall be adjusted by adding the number of units of Class B Interest which would be distributable thereon if such Units had been outstanding on the date fixed for determining the limited partners entitled to receive such Class B Interest. In the event of a split-up of the Class B Interests there shall be substituted for each Unit of the Class B Interests then subject to any Option the number of units of Class B Interest into which each outstanding unit of Class B Interest shall be so changed. In the event that there shall be any change, other than as specified in this Section 17(a), in the number or kind of outstanding units of the Class B Interest, or other securities into which the Class B Interest shall have been changed, or for which it shall have been exchanged, then, if the Managing General Partner shall, in the reasonable exercise of its judgment, determine that such change equitably requires an adjustment in the number or kind of Units then subject to any Option, such adjustment shall be made by the Managing General Partner and shall be conclusive, effective and binding for all purposes of the Plan.

          (b) If the Partnership purchases any substantial productive assets, sells any substantial productive assets or makes a significant change in its business (an "Adjustment Event") and as a result the cumulative EBITDA amounts set forth in Section 13 above and set forth on Exhibit A do not operate so as to achieve their intended purposes, equitable adjustments to the Plan shall be made as follows: (i) the Managing General Partner shall in good faith estimate the aggregate amount (the "Aggregate Adjustment Amount") of EBITDA attributable to the purchased or sold assets or change in business with respect to each period referred to in Section 13 above and Exhibit A; and (ii) the cumulative EBITDA amounts set forth in Section 13 above and on Exhibit A shall be increased or decreased, as appropriate, by allocating the Aggregate Adjustment Amount pro rata among all of the remaining periods (or portions of such periods) set forth in Section 13 and Exhibit A. Any adjustment(s) made pursuant to this Section 17(b) shall be made by action of the Managing General Partner, whose determination shall be conclusive, effective and binding for all purposes of the Plan.

      18.  Amendment or Discontinuance of the Plan. The Managing General Partner
           ---------------------------------------
may, insofar as permitted by law, amend, suspend, or discontinue the Plan at any time without restriction; provided, however, that (i) neither the Managing
                          --------  -------
General Partner nor the Partnership may alter, amend, suspend or discontinue or revoke or otherwise impair the rights of any holder of any outstanding Options which have been granted pursuant to the Plan and which remain unexercised, except as contemplated by Section 17 above, or except in the event that there is secured the written consent of such holder, (ii) neither the Managing General Partner nor the Partnership may alter or amend Exhibit A hereto, except as contemplated by Section 17 above, or except in the event that there is secured the written consent of each of the holders of the then outstanding Options, and
(iii) the Managing General Partner may not amend, alter or revise the Plan to change the number of Units subject to the Plan or change the description of the class of employees eligible to receive Options. Nothing contained in this paragraph, however, shall in any way condition or limit the termination of an Option as hereinabove provided where reference is made to termination of employment of an Optionee. The Option Period of any outstanding Option shall not be extended by any amendment or suspension or discontinuance of the Plan.

      19.  Liquidation of the Partnership.  In the event of the complete
           ------------------------------
liquidation or dissolution of the Partnership, any Options granted pursuant to the Plan and remaining unexercised shall be deemed cancelled without regard to or limitation by any other provision of the Plan, provided that if the Partnership and its business and assets shall be incorporated, such successor corporation shall adopt a management Option plan which shall contain substantially the same terms as the Plan, including, without limitation, terms which define the type of events and conditions that will constitute a Change of Control (it being understood that (i) a change in control of the board of directors of the general partner of the Managing General Partner shall, following an incorporation of the Partnership, mean a change in control of the board of directors of such successor corporation pursuant to which a single Person or group of Persons acting in concert other than an Affiliate or Affiliates of the successor corporation acquires control of such board of directors, and (ii) the acquisition of 51% or more of the voting equity interests in the successor corporation by multiple public shareholders shall not be considered an acquisition by a group of Persons acting in concert), and such successor corporation's plan shall provide for the continuation of any Options previously granted pursuant to the Plan and remaining unexercised at the time of such incorporation.

     20.  Specified Debt Agreements.  Notwithstanding anything to the contrary
          -------------------------
set forth herein, it is acknowledged that the Specified Debt Agreements (as such term is defined in the Partnership Agreement) place certain limitations and/or restrictions on the exercise of the rights, powers, and privileges set forth herein, and, by acceptance of an Option, an Optionee expressly agrees that notwithstanding any other provision herein, such rights, powers and privileges hereunder are subject to such limitations and/or restrictions set forth in the Specified Debt Agreements and that the payment of obligations hereunder shall not be made at any time at which the provisions of the Specified Debt Agreements prohibit such payment or if such payment would constitute a default thereunder. By accepting an Option, Optionee expressly agrees not to assert, participate in or bring any action, suit or proceeding (including, without limitation, any bankruptcy or insolvency proceedings) either at law or in equity against the Partnership, any other Partner or any of their respective properties or assets, for the enforcement, collection or realization of any of such obligations.

                                   EXHIBIT A


       ===================================================================
       Name                    No. of Class B Options  Excercise Price
       -------------------------------------------------------------------
       John R. Jester          325,000                 $1.00
       -------------------------------------------------------------------
       James F. Harrison       205,000                 $1.00
       -------------------------------------------------------------------
       Kirk A. Collamer        150,000                 $1.75
       -------------------------------------------------------------------
       Thomas J. Gentry        140,000                 $1.00
       -------------------------------------------------------------------
       John A. Neal            140,000                 $1.00
       -------------------------------------------------------------------
       Wallace R. Borgeson     140,000                 $1.00
       -------------------------------------------------------------------
       Jack D. Craig           65,000                  $1.00
       -------------------------------------------------------------------
       Richard Chaffee         35,000                  $1.00
       -------------------------------------------------------------------
       Bruce B. Funkhouser     65,000                  $1.00
       -------------------------------------------------------------------
       L. Dale Stewart         65,000                  $1.00
       -------------------------------------------------------------------
       Daniel Lee Hart         30,000                  $1.00
       -------------------------------------------------------------------
       Robert E. Crowe         40,000                  $1.00
       -------------------------------------------------------------------
       Dino J. DeRose          65,000                  $1.00
       -------------------------------------------------------------------
       James G. Henderson      100,000                 $1.50
       -------------------------------------------------------------------
       Roger Fairchild         65,000                  $1.75
       -------------------------------------------------------------------
       Steven Tracy            30,000                  $1.00
       -------------------------------------------------------------------
       Susan P. Chetwin        24,545                  $1.00
       -------------------------------------------------------------------
       Thomas J. Gantert       20,000                  $1.00
       -------------------------------------------------------------------
       Stephen F. Ward         15,000                  $1.00
       -------------------------------------------------------------------
       Douglas Alvin Collis    15,000                  $1.00
       -------------------------------------------------------------------
       Leslie A. Ritter        15,000                  $1.00
       -------------------------------------------------------------------
       Terry L. Johnson        15,000                  $1.00
       -------------------------------------------------------------------
       Jonathan S. McKinnon    15,000                  $1.00
       -------------------------------------------------------------------
       Harry J. Kuhman         20,000                  $1.00
       -------------------------------------------------------------------
       Jeffrey P. Kelly        20,000                  $1.00
       ===================================================================